Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement (No. 333-XXX) on Form S-1 of Assure Holdings Corp. of our report dated May 29, 2020, except for Note 11 as to which the date is December 30, 2020 relating to the consolidated financial statements of Assure Holdings Corp., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts".

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Assure Holdings Corp. This financial statement schedule is the responsibility of management. Our responsibility is to express an opinion based on our audits of the consolidated financial statements. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Baker Tilly US, LLP

Irvine, California

December 30, 2020